EXHIBIT 21.1    PRIMARY SUBSIDIARIES OF CNAF


                                                               PLACE OF
COMPANY                                                        INCORPORATION
-------                                                        -------------

American Casualty Company of Reading, Pennsylvania             Pennsylvania

Boston Old Colony Insurance Company                            Massachusetts

CNA Casualty of California                                     California

CNA Lloyd's of Texas                                           Texas

CNA Reinsurance Company, Ltd.                                  United Kingdom

CNA Surety Corporation                                         Delaware

Columbia Casualty Company                                      Illinois

Commercial Insurance Company of Newark, New Jersey             New Jersey

Continental Assurance Company                                  Illinois

Continental Casualty Company                                   Illinois

Continental Reinsurance Corporation                            California

Firemen's Insurance Company of Newark, New Jersey              New Jersey

First Insurance Company of Hawaii, Ltd.                        Hawaii

Kansas City Fire & Marine Insurance Company                    Missouri

National Fire Insurance Company of Hartford                    Connecticut

National-Ben Franklin Insurance Company of Illinois            Illinois

Niagara Fire Insurance Company                                 Delaware


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EXHIBIT 21.1 (continued)

                                                               PLACE OF
COMPANY                                                        INCORPORATION
-------                                                        -------------

Pacific Insurance Company                                      California

RSKCo, Claim Services, Inc.                                    Illinois

The Buckeye Union Insurance Company                            Ohio

The Continental Insurance Company                              New Hampshire

The Continental Insurance Company of New Jersey                New Jersey

The Continental Corporation                                    New York

The Fidelity & Casualty Company of New York                    New Hampshire

The Glens Falls Insurance Company                              Delaware

The Mayflower Insurance Company Ltd.                           Indiana

Transcontinental Insurance Company                             New York

Transportation Insurance Company                               Illinois

Valley Forge Insurance Company                                 Pennsylvania

Valley Forge Life Insurance Company                            Pennsylvania


All other subsidiaries, when aggregated, are not considered significant.